SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


  Date of Report (Date of earliest event reported): April 16, 2004


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)

















ITEM 9. - REGULATION FD DISCLOSURE


On April 16, 2004, the Registrant posted the following announcement on its website (www.sonexresearch.com):



                          SONEX UPDATE - APRIL 16, 2004


Dear Fellow Shareholders:

This week Sonex Research, Inc. (OTC BB: SONX) filed its December 31, 2003 Annual Report on Form 10-KSB with the SEC. This report provides a comprehensive, up-to-date discussion of the Company's initiatives and includes complete audited financial statements. The Form 10-KSB will be mailed to shareholders later this year along with other proxy information in connection with our 2004 Annual Meeting of Shareholders. The date for the shareholder meeting will be determined in the near future.

The complete Annual Report on Form 10-KSB as filed with the SEC is available at http://www.sec.gov/Archives/edgar/data/723312/000072331204000004/0000723312-04-
000004-index.htm. At the bottom of the page, click on the link "Document 1 - file: r10ksb03.txt". This version is in plain text format and does not contain most standard document formatting features. You can request a formatted version from Sonex directly, either in electronic format or in hard copy.

As more fully described in the Annual Report on Form 10-KSB, the Company is developing and implementing an updated business plan under the direction of its new president Roger D. Posey, who recently joined the Company's Board of Directors. Roger's primary focus is to transition Sonex from a research and development company into a technology and manufacturing enterprise bringing new and unique products to the world marketplace. The Company will keep you informed of any new developments as they occur.

In addition, I am pleased to announce that yesterday Mr. Jim Z.I. Williams was named a director of the Company. Mr. Williams is the President and Chief Executive Officer of E. I. Williams Steel Division of Ajax Ontario, Canada, a company which manufactures quality low cost - high value noise control and suppression equipment. He has twenty years of management leadership experience, serves on the Board of Directors of a number of companies, and is involved with many charitable activities. Mr. Williams holds a B.S. degree in the Sciences from the University of Toronto. Mr. Williams and Roger Posey fill the vacancies created by the recent resignations of Mr. Herbert J. Mitschele, Jr., a retired business owner who has been a shareholder of the Company for approximately twenty years, and Mr. George E. Ponticas, the Company's Chief Financial Officer and Secretary. Both Herb and George had joined the Board on an interim basis in February 2004.

Our management team will once again look forward to seeing many of you at our 2004 Annual Meeting of Shareholders later this year.


Sincerely,


Andrew A. Pouring, D.Eng.
Chief Executive Officer
Sonex Research, Inc.




About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles in response to forthcoming increases in national vehicle fuel mileage standards. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


Caution Regarding Forward-Looking Statements

"Forward-looking" statements contained in this announcement, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission under the heading "Risk Factors". Such filings are available upon request from the Company or online in the EDGAR database at www.sec.gov.


                                 ###














SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 16, 2004

SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer